UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2510 East Sunset Road, Suite 5 #925 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 608-1990

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events

On December 2, 2025, Rainmaker Worldwide Inc. (“Rainmaker” or the “Company”) was approved by OTC Markets Group, Inc. to be quoted on the OTCID (OTC Information Designation) tier. Prior to this change, the Company’s common stock was quoted on the OTC Pink Limited tier. Trading under the Company’s ticker symbol RAKR on the OTCID tier commenced on December 2, 2025.

The move to the OTCID tier reflects Rainmaker’s ongoing commitment to maintaining enhanced transparency, timely SEC reporting, and strengthened corporate governance.

Unlike the Pink tiers, the OTCID tier is reserved for issuers that meet higher disclosure standards, including:

●	Current SEC reporting issuer status
●	Timely filing of 10-Q, 10-K, and 8-K reports
●	More rigorous ongoing disclosure obligations
●	Additional review and verification by OTC Markets

Management believes that meeting the OTCID requirements may enhance Rainmaker’s credibility with investors, improve market understanding of the Company’s financial results and operations, and potentially expand eligibility for a wider universe of brokers, data platforms, and institutional participants who limit exposure to Pink-tier securities.

Existing shareholders are not required to take any action as a result of the tier change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: December 3, 2025	By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer